UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2026

Outlook Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37759	38-3982704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 S. Wood Avenue, Unit #100 Iselin, New Jersey	08830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 619-3990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	OTLK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2026, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Outlook Therapeutics, Inc. (the “Company”) approved the grant of stock options to purchase shares of the Company’s common stock to the Company’s named executive officers as follows: Robert C. Jahr, the Company’s Chief Executive Officer – 100,000 options and Lawrence A. Kenyon, the Company’s Chief Financial Officer – 210,078 options (collectively, the “Option Awards”). The Option Awards were granted pursuant to the Company’s 2024 Equity Incentive Plan (the “2024 Plan”) and the Company’s standard form of stock option agreement thereunder, with an exercise price of $1.4304 per share, the closing price of the Company’s common stock on The Nasdaq Capital Market on the grant date. The Option Awards will vest and become exercisable on July 21, 2027, subject to the applicable officer’s continuing service with the Company through such vesting date. The Option Awards were granted in recognition of Mr. Jahr’s and Mr. Kenyon’s efforts and contributions during 2025 and 2026 in advancing the Company’s Biologics License Application (the “BLA”) for ONS-5010 (bevacizumab-vikg) through the review and appeal processes with the U.S. Food and Drug Administration (the “FDA”).

In addition, on July 21, 2026, the Compensation Committee approved the award of cash bonus opportunities to Mr. Jahr and Mr. Kenyon in the amounts of $420,000 and $200,000, respectively (the “Bonus” and together, the “Bonuses”). Each Bonus will be earned and become payable only in the event that, on or prior to July 31, 2026, the FDA approves ONS-5010 (bevacizumab-vikg) and renders a favorable decision with respect to the Company’s BLA. The Compensation Committee awarded the Bonuses in recognition of Mr. Jahr and Mr. Kenyon’s contributions to the advancement of the ONS-5010 (bevacizumab-vikg) BLA and the Company’s non-payment of annual bonuses for their 2025 service. Each Bonus, if earned, will be paid, less applicable deductions and withholdings, subject to the applicable officer’s continuing service with the Company through the date of payment.

The foregoing description of the Option Awards does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the 2024 Plan and the form of stock option agreement thereunder, each of which has been previously filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Outlook Therapeutics, Inc.

Date: July 23, 2026	By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Chief Financial Officer